Exhibit 10.9

RLI MANAGEMENT INCENTIVE PROGRAM (MIP) GUIDELINES

This program is adopted pursuant to the terms of the RLI Corp. Annual Incentive Compensation Plan (the “Plan”).  Unless otherwise defined, capitalized terms have the same meaning given such term is in the Plan.

1.	ELIGIBILITY

•	A Participant must be employed by RLI on December 31 of the Plan Year, defined as the fiscal year ending December 31, to be eligible for an MIP Bonus.

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Notwithstanding the foregoing, a Participant will be eligible for a pro-rata bonus if the Participant voluntarily terminates employment on or after June 30th of the Plan Year after having attained a combined age and years of service with the Company of 75 (Rule of 75). In such case, employment through December 31st of the Plan Year shall not be required, and the Participant shall receive a pro-rata bonus for the Plan Year based on time worked within that year.

•	If a Participant terminates employment due to death or disability, employment on December 31st of the Plan Year is not required and a pro-rata bonus will be paid based on time worked within the year.

•	The Participant must have been approved for participation in MIP for the Plan Year according to Company policy.

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If hired after October 1 of the current Plan Year, the Participant will not be eligible for a bonus for the current Plan Year. If a Participant is on a formal Performance Improvement Plan as of December 31, he/she will not be eligible for a bonus.

2.	BONUS CALCULATIONS

Bonus awards are determined annually and will be based on the approved final audited figures for the Plan Year. The bonus percentage earned for the Plan Year will be applied as follows:

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For a Participant who is employed for less than the entire Plan Year but on or before October 1, December 31 base salary, pro-rated based on the number of days in the Plan during the calendar year, will be used to calculate the Participant’s bonus. Per the eligibility section, if hired after October 1, the Participant will not be eligible for a bonus for the current Plan Year.

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For a Participant promoted in the Plan Year from an Associate Incentive Plan (AIP) bonus   eligible position to a Management Incentive Plan bonus eligible position on or before October 1, the AIP bonus will be calculated using the Participant’s base salary at the time of promotion, pro-rated based on the number of days in the AIP eligible position.  The MIP bonus will be calculated using the Participant’s base salary as of December 31, pro-rated based on the number of days in the MIP eligible position. If the promotion to an MIP eligible position occurs after October 1, the employee is eligible for a bonus under the AIP for the entire year and the Participant’s base salary as of December 31 will be applied to calculate the AIP bonus.

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For a Participant who transitions during the Plan Year from one bonus eligible position to another bonus eligible position with a different bonus participation percentage, the Participant’s bonus will be pro-rated based on the number of days in each position during the Plan Year. The Participant’s base salary at the time of the transition will be pro-rated based on the number of days in the first bonus eligible position. The Participant’s base salary as of December 31 will be pro-rated based on the number of days in the second bonus eligible position.

•	For a Participant with no bonus eligibility changes for the entire Plan Year, the Participant’s base salary as of December 31 will be used to calculate the Participant’s bonus.

3.	MIP BONUS CRITERIA

The performance criteria for the MIP will be provided to Participants annually. The required performance and weight of the rating criteria may change from year to year and will be influenced by performance levels set by executive management.

4.	MIP BONUS PAYMENT DATE

Bonuses will be paid to MIP Participants on the Bonus Payment Date, which shall be no later than March 15th of the year following the Plan Year.

5.	NON-SOLICITATION CLAUSE

In return for participation in the MIP, the Participant agrees that should the Program Participant leave the employment of the Company for any reason, the Participant will not, for a period of twelve months after leaving the employment of the Company, solicit an employee of the Company for employment elsewhere, or otherwise encourage an employee of the Company to leave its employment.